EXHIBIT 10.3

CONSENT, JOINDER AND FIRST AMENDMENT TO
SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS CONSENT, JOINDER AND FIRST AMENDMENT TO SUBORDINATION AND INTERCREDITOR AGREEMENT ("Amendment") is entered into as of September 16, 2011, by and among Tontine Capital Overseas Master Fund II, L.P., a Cayman Islands limited partnership ("Tontine"), Stinger Northcreek PATK LLC, a Delaware limited liability company ("New Subordinated Creditor"), Northcreek Mezzanine Fund I, L.P., a Delaware limited partnership ("Northcreek"; together with Tontine, each an "Original Subordinated Creditor" and collectively, the "Original Subordinated Creditors"; together with New Subordinated Creditor, each a "Subordinated Creditor" and collectively, the "Subordinated Creditors"), on its behalf and in its capacity as collateral agent pursuant to the terms of the Note Purchase Agreement described below (in such capacity, "Collateral Agent"), Patrick Industries, Inc., an Indiana corporation (the "Company"), and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as Agent for all Senior Lenders party to the Senior Credit Agreement described in the Subordination Agreement (defined below) and all Bank Product Providers.

WHEREAS, the original Subordinated Creditors, Collateral Agent, Company and Agent are parties to that certain Subordination and Intercreditor Agreement dated as of March 31, 2011, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Subordination Agreement");

WHEREAS, the Company, Agent and Senior Lenders are entering into that certain Consent and First Amendment to Credit Agreement dated as of the date hereof (the "Senior Amendment");

WHEREAS, the Company and the Subordinated Creditors are entering into that certain First Amendment to Secured Senior Subordinated Note and Warrant Purchase Agreement dated as of the date hereof (the "NPA Amendment") pursuant to which, among other things, (a) New Subordinated Creditor will be joined as a Buyer (as defined in the Note Purchase Agreement) to the Note Purchase Agreement and must execute the Subordination Agreement and (b) certain Subordinated Creditors are extending additional credit to the Company in the original principal amount of $2,700,000, and the Subordinated Creditors have requested that Agent consent to the NPA Amendment; and

WHEREAS, the Company, the Subordinated Creditors and Agent have agreed to amend the Subordination Agreement in certain respects, subject to the terms and conditions contained herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Subordination Agreement.

2.             Consent.  Agent hereby consents to the execution of the NPA Amendment; provided, that this is a limited consent and shall not be deemed to constitute a consent of any other departure from the terms of the Subordination Agreement.

3.             Joinder.  The parties hereto hereby agree that New Subordinated Creditor, by its signature below, becomes a "Subordinated Creditor" under the Subordination Agreement with the same force and effect as if originally named therein as a "Subordinated Creditor" and New Subordinated Creditor hereby agrees to all of the terms and provisions of the Subordination Agreement applicable to it as a "Subordinated Creditor" thereunder.  Each reference to a "Subordinated Creditor" in the Subordination Agreement shall be deemed to include the New Subordinated Creditor.

4.             Amendments to Subordination Agreement.  The Subordination Agreement is hereby amended as follows:

(a)           Recital C of the Subordination Agreement is hereby amended and restated in its entirety to read as follows

C.           The Company, Collateral Agent and Subordinated Creditors have entered into a Secured Senior Subordinated Note and Warrant Purchase Agreement dated as of March 31, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Note Purchase Agreement") pursuant to which (i) Subordinated Creditors extended credit to the Company as evidenced by (A) those certain Secured Senior Subordinated Notes dated as of March 31, 2011, one issued to Tontine in the original principal amount of $2,500,000, and the other issued to Northcreek in the original principal amount of $2,500,000 (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Initial Subordinated Notes") and (B) those certain Secured Senior Subordinated Notes dated as of the First Amendment Effective Date, one issued to Northcreek in the original principal amount of $1,700,000, and the other issued to Stinger Northcreek PATK LLC, a Delaware limited liability company ("Stinger") in the original principal amount of $1,000,000 (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Additional Subordinated Notes"; and together with the Initial Subordinated Notes, collectively, the "Subordinated Notes") and (ii) the Company issued (A) to Tontine and Northcreek those certain warrants dated as of March 31, 2011 (collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Initial Warrants") and (B) to Northcreek and Stinger those certain warrants dated as of the First Amendment Effective Date (collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "Additional Warrants"; and together with the Initial Warrants, collectively, the "Warrants"), in each case to acquire common stock of the Company.

(b)           Section 1 of the Subordination Agreement is hereby amended by adding the following defined term in appropriate alphabetical order therein:

"First Amendment Effective Date" means September 16, 2011.

(c)           Section 1 of the Subordination Agreement is hereby amended by amending and restating the definition of "Subordinated Creditors" to read as follows:

"Subordinated Creditors" shall mean Tontine, Northcreek and Stinger, and their respective successors and assigns.

(d)           Section 1 of the Subordination Agreement is hereby amended by amending and restating the definition of "Permitted Subordinated Debt Payments" to read as follows:

"Permitted Subordinated Debt Payments" shall mean (i) payments of Subordinated Debt Costs and Expenses, (ii) regularly scheduled payments of interest (including non-cash in-kind payments) on the Subordinated Debt due and payable on a non-accelerated basis as and when due and payable, (iii) the payment of principal of the Subordinated Debt at its regularly scheduled maturity date and (iv) payments constituting Permitted Subordinated Debt Redemptions (as such term is defined in the Senior Credit Agreement), in each case with respect to clauses (i), (ii) and (iii) above in accordance with the terms of the Subordinated Debt Documents as in effect on the First Amendment Effective Date or as modified in accordance with the terms of this Agreement.

(e)           Subclause (a) of clause (i) of Section 3.2 of the Subordination Agreement is hereby amended and restated in its entirety as follows:

(a) increase the maximum principal amount of the Subordinated Debt or rate of interest on any of the Subordinated Debt (provided that, for the avoidance of doubt, the payment by the Company of non-cash in-kind interest, the increase in the interest rate on the second anniversary of the date hereof with respect to the Initial Subordinated Notes and the imposition of a default rate of interest, all in accordance with the terms of the Subordinated Debt Documents as in effect on the First Amendment Effective Date, shall not constitute an amendment, modification or supplement to the Subordinated Debt Documents),

(f)            The following new clause 5.4 is hereby added at the end of Section 5 of the Subordination Agreement:

5.4         Representations and Warranties of Stinger.  Stinger hereby represents and warrants to Agent and Senior Lenders that as of the First Amendment Effective Date:  (a) Stinger is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Stinger has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Stinger will not violate or conflict with the organizational documents of Stinger, any material agreement binding upon Stinger or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Stinger, enforceable against Stinger in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; and (e) Stinger is the sole owner of record, and, collectively with its members, the sole owners beneficially, of a Subordinated Note in the original principal amount of $1,000,000.

(g)           Section 10 of the Subordination Agreement is hereby amended by deleting the clause "If to Northcreek or Collateral Agent" and by inserting in lieu thereof the clause "If to Northcreek, Stinger or Collateral Agent".

5.             Continuing Effect.  Except as expressly set forth herein, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Subordination Agreement, or a waiver of any other terms or provisions thereof, and the Subordination Agreement shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

6.             Miscellaneous.

(a)           Expenses.  The Company agrees to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

(b)           Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

(c)           Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

SUBORDINATED CREDITORS:

TONTINE:

TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P.,
a Cayman Islands limited partnership

By: Tontine Asset Associates, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Jeffrey L. Gendell
Name:	Jeffrey L. Gendell
Title:	Managing Member

NORTHCREEK:

NORTHCREEK MEZZANINE FUND I, L.P., a Delaware limited partnership

By: NMF GP, LLC, a Delaware limited liability company, its general partner

By: Northcreek Management, Inc., a Delaware corporation, its manager

By:	/s/ Barry A. Peterson
Name:	Barry A. Peterson
Title:	Vice President

STINGER:

STINGER NORTHCREEK PATK LLC, a Delaware limited liability company

By: Northcreek Management, Inc., a Delaware corporation, its manager

By:	/s/ Barry A. Peterson
Name:	Barry A. Peterson
Title:	Vice President

Consent, Joinder and First Amendment to Subordination and Intercreditor Agreement

AGENT:

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company

By:	/s/ Laura Dixon
Name:	Laura Dixon
Title:	Vice President

Consent, Joinder and First Amendment to Subordination and Intercreditor Agreement

COMPANY:

PATRICK INDUSTRIES, INC., an Indiana corporation

By:	/s/ Andy L. Nemeth
Name:	Andy L. Nemeth
Title:	Executive Vice President of Finance, Chief Financial Officer, Secretary & Treasurer

Consent, Joinder and First Amendment to Subordination and Intercreditor Agreement